Exhibit 99.1

Liquidia Corporation Announces $100 Million in New Financings

-	Agreed to $75.0 million sale of common stock to fund affiliated with Patient Square Capital in a private placement

-	Additional advance of $25.0 million from HealthCare Royalty under current financing agreement

MORRISVILLE, N.C., January 4, 2024 - Liquidia Corporation (NASDAQ: LQDA) (Liquidia or the Company) announced today that the Company has entered into agreements for an additional $100 million in capital between two transactions with funds associated with Patient Square Capital and HealthCare Royalty (HCRx), respectively.

On January 4, 2024, Liquidia and an affiliate of Patient Square Capital entered into a common stock purchase agreement for the private placement of 7,182,532 shares of common stock at a purchase price of $10.442 per share. The price per share represents an 8% discount to the closing price on January 3, 2024. The private placement is expected to close January 8, 2024, and yield gross proceeds of approximately $75.0 million. No broker fees were paid in connection with the private placement.

On January 3, 2024, HCRx and Liquidia entered a fourth amendment to the Revenue Interest Financing Agreement (RIFA) to fund an additional $25.0 million. HCRx has now invested $67.5 million in non-dilutive capital from the $100 million originally contemplated from four tranches under the RIFA. The fourth amendment moves $25.0 million from the third tranche to the second tranche, such that HCRx has funded a total of $35.0 million under the second tranche. The remaining third tranche of $10.0 million and fourth tranche of $22.5 million can be funded in the future upon the mutual agreement of both HCRx and Liquidia. As consideration for the invested amount, Liquidia has agreed to increase fixed payments due to HCRx on a pro rata basis in proportion to the additional capital advanced. If the third tranche is funded, the payment schedule would change to a tiered royalty on the Company’s annual net revenue after the first commercial sale of YUTREPIATM (treprostinil) inhalation powder.

Michael Kaseta, Chief Financial Officer of Liquidia, stated: “With these financings, we are well positioned to achieve our corporate objectives in 2024 and could bridge the Company to profitability if YUTREPIA is able to launch by April. We believe that the investments by Patient Square Capital and HCRx signal the increasing confidence in our strategy, the outcomes of on-going litigation, and more importantly, the value of YUTREPIA to the medical community who are seeking new choices to treat patients diagnosed with pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).”

In the last month, Liquidia has secured a total of $126 million in total gross proceeds from the sum of today’s financings plus the previously announced underwritten public offering and private placement that closed on December 14, 2023.

About Patient Square Capital

Patient Square Capital is a dedicated health care investment firm with more than $7.5 billion in assets under management as of September 30, 2023. The firm partners with best-in-class management teams whose products, services and technologies improve health. Patient Square Capital utilizes deep industry expertise, a broad network of relationships and a partnership approach to make investments in companies grow and thrive. Patient Square Capital invests in businesses that strive to improve patient lives, strengthen communities, and create a healthier world. For more information, visit www.patientsquarecapital.com.

About HealthCare Royalty

HCRx is a leading royalty acquisition company focused on commercial or near-commercial stage biopharmaceutical products. HCRx has invested $5+ billion in over 85 biopharmaceutical products since inception with offices in Stamford (CT), San Francisco, Boston and London. For more information, visit https://www.hcrx.com/. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

About YUTREPIA™(treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a convenient, low-resistance, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA for the treatment of PAH to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. In July 2023, Liquidia filed an amendment to its New Drug Application for YUTREPIA, seeking to add PH-ILD to the label. The FDA has set a Prescription Drug User Fee Act (PDUFA) goal date of January 24, 2024 for the amendment. Previously, the FDA has confirmed that YUTREPIA may add the treatment of PH-ILD to the label for YUTREPIA without additional clinical studies. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

About pulmonary arterial hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression, and improve quality of life.

About pulmonary hypertension associated with interstitial lung disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though population growth in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021, when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The Company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). Liquidia Technologies is also developing L606, an investigational liposomal formulation of treprostinil administered twice-daily with a short-duration next-generation nebulizer, for use in North America. Liquidia PAH provides the commercialization for pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

Tyvaso® and Tyvaso DPI® are registered trademarks of United Therapeutics Corporation.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to patent litigation in the U.S. District Court for the District of Delaware or inter partes review proceedings conducted at the PTAB, including appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of lower tribunals are not determinative of the outcome of the appeals of the decisions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, including the impact of the coronavirus (COVID-19) outbreak on our Company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Chief Business Officer

919.328.4400

jason.adair@liquidia.com